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                                                                  EXHIBIT 99.1.3

                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Stephen T. Joyce
                                Glenn D. Lammey
                                John C. Walters
                              Lizabeth H. Zlatkus
                             David M. Znamierowski

do hereby jointly and severally authorize Richard J. Wirth, Sarah Patterson, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940, filed on Form N-6, and any and all initial filings filed on January 18, 2008, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
By:    /s/ Stephen T. Joyce                                  Dated as of January 18, 2008
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       Stephen T. Joyce
By:    /s/ Glenn D. Lammey                                   Dated as of January 18, 2008
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ John C. Walters                                   Dated as of January 18, 2008
       ----------------------------------------------------
       John C. Walters
By:    /s/ Lizabeth H. Zlatkus                               Dated as of January 18, 2008
       ----------------------------------------------------
       Lizabeth H. Zlatkus
By:    /s/ David M. Znamierowski                             Dated as of January 18, 2008
       ----------------------------------------------------
       David M. Znamierowski
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